EXHIBIT 21


    SUBSIDIARIES                            NAMES UNDER       STATE OR OTHER
       OF THE                            WHICH SUBSIDIARIES    JURISDICTION
     REGISTRANT                             DO BUSINESS      OF INCORPORATION

Agencias Generales Conaven, C.A.              Conaven       Venezuela

Agencia Maritima del Istmo, S.A.                Same        Costa Rica

Almacenadora Conaven, S.A.                    Conaven       Venezuela

Cape Fear Railways, Inc.                        Same        North Carolina

Cayman Freight Shipping Services, Ltd. *        Same        Cayman Islands

Chestnut Hill Farms Honduras, S. de R.L.
  de C.V.                                       Same        Honduras

ContiLatin del Peru S.A. *                      Same        Peru

Corporacion Alto Valle, S.A.                   ALVASA       Dominican Republic

Delta Packaging Company Ltd.*                   Same        Nigeria

Desarrollo Industrial Bioacuatico, S.A.*        Same        Ecuador

Ecuador Holdings, Ltd*                          Same        Bermuda

Eureka Chickens Limited *                       Same        Zambia

Fairfield Rice Incorporated*                    Same        Guyana

Franquicias Azucareras S.A.*                    Same        Argentina

Gloridge Bakery (PTY) Limited *                 Same        Republic of South
                                                              Africa

Granjas Porcinas del Ecuador, S.A.              Same        Ecuador

Grassmere Holdings Limited                      Same        Mauritius

Green Island Maritime, Inc.                     Same        Florida

High Plains Bioenergy, LLC                      Same        Oklahoma

Hybrid Poultry (Mauritius) Limited *            Same        Mauritius

H&O Shipping Limited1                           Same        Liberia

I.A.G. (Zambia) Limited                         Same        Zambia

Ingenio y Refineria San Martin del Tabacal
 S.R.L.                                       Tabacal       Argentina

InterAfrica Grains Ltd.                         Same        Bermuda

JacintoPort International LLC                   Same        Texas

JP LP, LLC                                      Same        Delaware

JacintoPort International LLC                   Same        Delaware

Les Moulins d'Haiti S.E.M. (LHM)*               Same        Haiti

Lesotho Flour Mills Limited*                    Same        Lesotho

Life Flour Mill Ltd.*                           Same        Nigeria

Merriam Financial Services, Ltd.                Same        Bermuda

Merriam Insurance Company, Ltd.                 Same        Cayman Islands

Merriam International Finance B.V.              Same        The Netherlands

Minoterie de Matadi, S.A.R.L.*                  Same        Democratic Republic
                                                             of Congo

Minoterie du Congo, S.A.                        Same        Republic of Congo

Mission Funding, L.L.C.                         Same        Delaware

Moderna Alimentos, S.A.*                        Same        Ecuador

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                                     EXHIBIT 21
                                    (continued)


Molinos Champion, S.A.*                         Same        Ecuador

Molinos del Ecuador, C.A.*                     Molidor      Ecuador

Molinos Electro Moderna, S.A.*                  Same        Ecuador

Mount Dora Farms de Honduras, S.R.L.            Same        Honduras

Mount Dora Farms Inc.                         Same and      Florida
                                          SeaRice Caribbean

National Milling Company of Guyana, Inc.        Same        Guyana

National Milling Corporation Limited            Same        Zambia

Productores de Alcoholes y Melaza S.A.*        PAMSA        Argentina

Rafael del Castillo & Cia. S.A. *           Molinos Tres    Colombia
                                             Castillos

Representaciones Maritimas y Aereas, S.A.       Same        Guatemala

Representaciones y Ventas S.A.*                 Same        Ecuador

SBF GP, LLC                                     Same        Oklahoma

SBF Holdings, Inc.                              Same        Oklahoma

SBF Investments, Inc.                           Same        Oklahoma

Sea Cargo, S.A.                                 Same        Panama

Seaboard de Colombia, S.A.                      Same        Colombia

Seaboard de Mexico USA LLC                      Same        Delaware

Seaboard de Nicaragua, S.A.                     Same        Nicaragua

Seaboard del Ecuador Cia. Ltda.                 Same        Ecuador

Seaboard del Peru, S.A.                         Same        Peru

Seaboard Farms of Athens, Inc.                  Same        Kansas

Seaboard Farms of Elberton, Inc.                Same        Kansas

Seaboard Foods LLC                              Same        Oklahoma

Seaboard Foods of Missouri, Inc.                Same        Missouri

Seaboard Freight & Shipping Jamaica Limited     Same        Jamaica

Seaboard Guyana Ltd.                            Same        Bermuda

Seaboard Honduras, S. de R.L. de C.V.           Same        Honduras

Seaboard Marine Bahamas, Ltd.                   Same        Bahamas

Seaboard Marine of Haiti, S.E.                  Same        Haiti

Seaboard Marine Ltd. 2                          Same        Liberia

Seaboard Marine of Florida, Inc.                Same        Florida

Seaboard Marine (Trinidad) Limited              Same        Trinidad

Seaboard Minoco Ltd.                            Same        Bermuda

Seaboard MOZ Limited                            Same        Bermuda

Seaboard (Nigeria) Limited                      Same        Nigeria

Seaboard Overseas Colombia, Ltd.                Same        Colombia

Seaboard Overseas (Kenya) Limited               Same        Kenya

                                     EXHIBIT 21
                                    (continued)


Seaboard Overseas Limited                       Same        Bermuda

Seaboard Overseas Management Company, Ltd.      Same        Bermuda

Seaboard Overseas Trading and Shipping (PTY)
  Ltd.                                          Same        South Africa

Seaboard Ship Management Inc.                   Same        Florida

Seaboard Solutions de Honduras, S.de R.L.       Same        Honduras

Seaboard Solutions, Inc.                        Same        Delaware

Seaboard Trading and Shipping Ltd.              Same        Kansas

Seaboard Transport Inc.                         Same        Oklahoma

Seaboard West Africa Limited                    Same        Sierra Leone

Seaboard Zambia Ltd.                            Same        Bermuda

SEADOM, S.A.                                    Same        Dominican Republic

SeaMaritima, S.A. de C.V.                       Same        Mexico

SeaRice Limited                                 Same        Bermuda

SeaRice Guyana, Inc.                            Same        Guyana

Secuador Limited                                Same        Bermuda

SEEPC (Nigeria) Ltd.*                           Same        Nigeria

Servicios Maritimos Intermodales, C.A.          Same        Venezuela

Shawnee Funding, Limited Partnership            Same        Delaware

Shawnee GP LLC                                  Same        Delaware

Shawnee LP LLC                                  Same        Delaware

Shilton Limited                                 Same        Cayman Islands

Shilton Zambia, Ltd.                            Same        Zambia

SSI Ocean Services, Inc.                        Same        Florida

Top Feeds Limited*                              Same        Nigeria

Transcontinental Capital Corp. (Bermuda) Ltd.   TCCB        Bermuda

Unga Farmcare (East Africa) Limited*            Same        Kenya

Unga Holdings Limited*                          Same        Kenya

Unga Limited*                                   Same        Kenya

Unga Millers (Uganda) Limited*                  Same        Uganda


1 Owns eight foreign ship holding company subsidiaries
2 Owns twelve foreign ship holding company subsidiaries
*Represents a non-controlled, non-consolidated affiliate.

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